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                                                                       Exhibit 5
                                                               December 21, 2000

The Board of Directors of
Worthington Industries, Inc.
1205 Dearborn Drive
Columbus Ohio  43085
Sirs and Madame:

         I am familiar with the proceedings taken by Worthington Industries, Inc., an Ohio corporation (the "Company"), in connection with the institution of the Worthington Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors (the "Plan"). I have collaborated in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed or to be filed by the Company with the Securities and Exchange Commission for the registration of 250,000 common shares , no par value ("Common Shares"), under the Securities Act of 1933, as amended, for the purpose of offering such Common Shares pursuant to the Plan to Non-Employee Directors of the Company. In connection therewith. I have examined, among other things, such records and documents as I have deemed necessary in order to express the opinion hereinafter set forth.

         Based upon the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Ohio;

         2. When the options with respect to the 250,000 Common Shares covered by the Registration Statement have been granted to eligible non-employee directors pursuant to and in accordance with the terms of the Plan, such options will be legally constituted and binding obligations of the Company in accordance with their terms; and

         3. When the 250,000 Common Shares of the Company to be registered under the Registration Statement have been delivered by the Company upon exercise of options against payment of the purchase price therefor, as determined in accordance with the Plan, such Common Shares will be validly issued and outstanding, fully paid and non-assessable, assuming compliance with applicable Federal and state securities laws.

         I am a member of the Bar of the State of Ohio and do not purport to be an expert in the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and the United States of America.

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         I consent to the use of my opinion in the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,

                                  /s/Dale T. Brinkman

                                  Dale Brinkman
                                  Vice President-Administration, Secretary and
                                  General Counsel